AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1997
                                             Registration No. 333-____

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                              BARNETT BANKS, INC
             (Exact Name of Registrant as Specified in its Charter)

              Florida                                          59-05605515
(State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                           Identification No.)

                           50 NORTH LAURA STREET
                        JACKSONVILLE, FLORIDA 32202
        (Address of Principal Executive Offices including Zip Code)

                1993 STOCK OPTION PLAN OF OXFORD RESOURCES CORP
                          (Full Title of the Plan)

                                CHARLES E. RICE
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              BARNETT BANKS, INC.
                             50 NORTH LAURA STREET
                          JACKSONVILLE, FLORIDA 32202
                    (Name and Address of Agent for Service)

                                (904) 791-7720
                        (Telephone Number, including Area
                           Code, of Agent for Service)

                        Copies of all correspondence to
                            Fred B. White, III, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               919 Third Avenue
                           New York, New York  10022

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                      CALCULATION OF REGISTRATION FEE


                                                 Proposed
      Title of             Amount     Exercise   maximum     Amount of
      securities           to be      price      aggregate   registra-
      to be                regis-     per        offering    tion
      registered           tered(1)   share(2)   price       fee
      Common Stock, par
      value $2.00 per
      share (and
      associated rights)   689,454     $19.83   $13,671,873 $4,143

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     ____________________

     (1) Represents maximum number of shares available for issuance under the Plan.

     (2) Based on the exercise price per option granted under the Plan.



                                  PART II.

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference:

          (1) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 Form 10-K");

          (2) The registrant's Current Reports on Form 8-K, dated January 14, 1997 and January 24, 1997.

          (3) The description of the registrant's Common Stock and Junior Participating Preferred Stock and Preferred Stock Purchase Rights set forth in registration statements filed by the registrant pursuant to Section 12 of the Securities Exchange Act, as amended (the "Exchange Act") including any amendment or report filed for purposes of updating any such description.

          (4) The portions of the registrant's Proxy Statement for the Annual Meeting of Stockholders held to be on April 16, 1997 that have been incorporated by reference in the 1996 Form 10-K.

          All documents and reports subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.  DESCRIPTION OF SECURITIES

          Not Applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the shares of the registrant's common stock available for issuance under the Plan will be passed upon for the registrant by Mahoney, Adams & Criser, P.A. Marshall M. Criser, a member of the firm of Mahoney, Adams & Criser, P.A., is a director of the registrant.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of Barnett require the indemnification of directors and officers to the fullest extent permitted by law.

          Subsection (1) of Section 607.0850 of the Florida Business Corporation Act (the "FBCA") empowers a corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding (including any appeal thereof) if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Subsection (2) of Section 607.0850 of the FBCA empowers a corporation to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expenses of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including appeals, provided that the person acted under the standards set forth in the preceding paragraph. However, no indemnification should be made for any claim, issue or matter as to which such person is adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

          Subsection (3) of Section 607.0850 of the FBCA provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or (2) of Section
     607.0850 of the FBCA or in the defense of any claim, issue or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith.

          Subsection (4) of Section 607.0850 of the FBCA provides that any indemnification under subsection (1) or (2) of Section
     607.0850 of the FBCA, unless determined by a court, shall be made by a corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or (2) of Section
     607.0850 of the FBCA.  Such determination shall be made:

               (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

               (b) if such a quorum is not obtainable, or, even if obtainable, by a majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

               (c)  by independent legal counsel:

                    (1)  selected by the board of directors as
     prescribed in paragraph (a) or the committee selected as prescribed in paragraph (b); or

                    (2) if no quorum of directors can be obtained under paragraph (a) or no committee can be designated under paragraph (b), by a majority vote of the full board of directors (in which directors who are parties may participate); or

               (d) by the shareholders by a majority vote of a quorum of shareholders who were not parties to such proceedings or, if no quorum is obtainable, by a majority vote of shareholders who are not parties to such proceeding.

          Under subsection (6) of Section 607.0850 of the FBCA, expenses incurred by a director or officer in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 607.0850 of the FBCA.

          Subsection (7) of Section 607.0850 of the FBCA states that indemnification and advancement of expenses provided under
     Section 607.0850 of the FBCA are not exclusive and empowers the corporation to make any other or further indemnification or advancement of expenses under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for actions in an official capacity and in other capacities while holding an office. However, a corporation cannot indemnify or advance expenses if a judgment or other final adjudication establishes that the actions or omissions to act of the director or officer were material to the adjudication cause of action and the director or officer (a) violated criminal law, unless the director or officer has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where the liability under Section 607.0834 of the FBCA (relating to unlawful distributions) applies, or (d) engaged in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

          Subsection (9) of Section 607.0850 of the FBCA permits any director or officer who is or was party to a proceeding to apply for indemnification or advancement of expenses, or both, to any court of competent jurisdiction and lists the determinations the court should make before ordering indemnification or advancement of expenses.

          Subsection (12) of Section 607.0850 of the FBCA permits a corporation to purchase and maintain insurance for a director or officer against any liability incurred in his official capacity or arising out of his status as such regardless of the corporation's power to indemnify him against such liability under
     Section 607.0850.

          As allowed by Section 607.0850(12) of the FBCA, the Corporation maintains lability insurance covering directors and officers.

          Section 8(k) of the Federal Deposit Insurance Act (the "FDI Act") provides that the Federal Deposit Insurance Corporation (the "FDIC") may prohibit or limit, by regulation or order, payments by any insured depository institution or its holding company for the benefit of directors and officers of the insured depository institution, or others who are or were "institution-affiliated parties," as defined under the FDI Act, in order to pay or reimburse such person for any liability or legal expense sustained with regard to any administrative or civil enforcement action which results in a final order against the person. The FDIC recently adopted regulations prohibiting, subject to certain exceptions, insured depository institutions, their subsidiaries and affiliated holding companies from indemnifying officers, directors or employees for any civil money penalty or judgment resulting from an administrative or civil enforcement action commenced by any federal banking agency, or for that portion of the costs sustained with regard to such an action that results in a final order or settlement that is adverse to the director, officer or employee.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

     ITEM 8.  EXHIBITS

          The following exhibits are filed as part of this registration statement or incorporated by reference herein.

     Exhibit
     Number                          Description

     4.1 Amended and Restated Articles of Incorporation of the Registrant, as amended, previously filed and incorporated by reference to Barnett Banks, Inc.'s Registration Statement on Form S-3 (File No. 33-59246).

     4.2 Bylaws of the Registrant, previously filed and incorporated by reference to Barnett Banks, Inc.'s
               Registration Statement on Form S-3 (File No.33-
               57597).

     4.3       Rights Agreement, previously filed and
               incorporated by reference to Barnett Banks, Inc.'s
               Registration Statement on Form 8-A filed March 21,
               1990.

     5.1       Opinion of Mahoney, Adams & Criser, P.A.

     23.1      Consent of Arthur Andersen LLP, Jacksonville, Florida.

     23.2 Consent of Mahoney, Adams & Criser, P.A. (included in Exhibit 5.1 hereto).

     24.1      Special Power of Attorney of Charles E. Rice.

     24.2      Special Power of Attorney of Allen L. Lastinger, Jr.

     24.3      Special Power of Attorney of Charles W. Newman.

     24.4      Special Power of Attorney of Gregory M. Delaney.

     24.5      Special Power of Attorney of Walter H. Alford.

     24.6      Special Power of Attorney of Rita Bornstein.

     24.7      Special Power of Attorney of James L. Broadhead.

     24.8      Special Power of Attorney of Alvin R. Carpenter.

     24.9      Special Power of Attorney of Marshall M. Criser.

     24.10     Special Power of Attorney of Jack B. Critchfield.

     24.11     Special Power of Attorney of Remedios Diaz Oliver.

     24.12     Special Power of Attorney of Clarence V. McKee.

     24.13     Special Power of Attorney of Thompson L. Rankin.

     24.14     Special Power of Attorney of Frederick H. Schultz.

     24.15     Special Power of Attorney of Stewart Turley.

     24.16     Special Power of Attorney of John A. Williams.

     ITEM 9. UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1)  Not Applicable.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)-(g)  Not Applicable.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (i)-(j)  Not Applicable.


                                 SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on April 2, 1997.

                              BARNETT BANKS, INC.

                              By: /s/ Hinton F. Nobles, Jr.
                                 Name: Hinton F. Nobles, Jr.
                                 Title: Executive Vice President

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on April 2, 1997.

                   NAME                                TITLE

                    *                        Chairman, Chief Executive
             Charles E. Rice                 Officer and Director

                    *                        President, Chief
         Allen L. Lastinger, Jr.             Operating Officer and
                                             Director

                    *                        Chief Financial Officer
             Charles W. Newman

                    *                        Controller (Principal
            Gregory M. Delaney               Accounting Officer)

                    *                        Director
             Walter H. Alford

                    *                        Director
              Rita Bornstein

                    *                        Director
            James L. Broadhead

                    *                        Director
            Alvin R. Carpenter

                    *                        Director
            Marshall M. Criser

                    *                        Director
           Jack B. Critchfield

                    *                        Director
           Remedios Dias Oliver

                    *                        Director
            Clarence V. McKee

                    *                        Director
           Thompson L. Rankin

                    *                        Director
          Frederick H. Schultz

                    *                        Director
            Stewart Turley

                    *                        Director
          John A. Williams

     -------------------------
     *Hinton F. Nobles, Jr., by signing his name hereto, does hereby execute this Registration Statement on Form S-8 on behalf of the directors and officers of Barnett indicated above by asterik, pursuant to powers of attorney duly executed by such directors and officers and filed as exhibits to this Registration Statement on Form S-8.

                         By: /s/ Hinton F. Nobles, Jr.
                          Name:  Hinton F. Nobles, Jr.
                                 Attorney-in-fact